CERTAIN INFORMATION IN THIS DOCUMENT, MARKED BY BRACKETS [****], HAS BEEN EXCLUDED PURSUANT TO ITEM 601(B)(10)(IV) OF REGULATION S-K UNDER THE SECURITIES ACT OF 1933, AS AMENDED, BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) WOULD LIKELY CAUSE COMPETITIVE HARM TO THE REGISTRANT IF PUBLICLY DISCLOSED.

Exhibit 10.8

Power of Attorney

Date: July 22, 2021

I, TANG Fengheng, a citizen of the People's Republic of China (hereinafter referred to as the "PRC"), ID no. [************], the holder of 30.9% of the entire registered capital (hereinafter referred to as "My Equity Interest") of Beijing (ZX) Pony.AI Technology Co., Ltd. (hereinafter referred to as the "Company"), in respect of My Equity Interest, hereby irrevocably authorize Beijing (HX) Pony AI Technology Co., Ltd. (hereinafter referred to as the "WFOE"), to exercise the following rights during the term of this Power of Attorney:

I hereby authorize the WFOE as my sole agent and attorney-in-fact to act on my behalf with respect to all matters relating to My Equity Interest, including but not limited to: 1) proposing, convening, and participating in the shareholders' meetings of the Company: 2) exercising all shareholder rights and shareholder voting rights to which I am entitled in accordance with the laws of the PRC and the Articles of Association of the Company, including but not limited to selling or transferring or pledging or disposing of part or all of My Equity Interest; and 3) designating and appointing on my behalf the legal representative (chairman), directors, supervisors, chief executive officer (or manager) and other senior executives of the Company.

Without limiting the generality of the authority granted under this Power of Attorney, the WFOE shall have the power and authority hereunder to execute on my behalf the assignment agreement agreed in the Exclusive Purchase Option Agreement (where I am required to be a party thereto), and to perform the terms of the Share Pledge Agreement and the Exclusive Purchase Option Agreement to which I am a party, and which are executed on the same date as this Power of Attorney.

All the acts performed by the WFOE in relation to MY Equity Interest shall be deemed to be my own acts and all documents thus executed shall be deemed to be executed by me. The WFOE may act on its own will without seeking my prior consent in doing so, and I hereby acknowledge and approve such acts done and/or documents executed by the WFOE.

The WFOE shall have the right, at its sole discretion, to delegate or assign its rights relating to the foregoing matters to any other person or entity without prior notice to or consent from me.

Provided that I am a shareholder of the Company, this Power of Attorney shall be irrevocable and continue in force from the date of its execution, unless the WFOE gives written instructions to the contrary. Upon written notice to me from the WFOE to terminate this Power of Attorney in whole or in part, I shall immediately withdraw the mandate and authority given to the WFOE herein and immediately execute a power of attorney in the same form as this Power of Attorney to give the same mandate and authority to any other person nominated by the WFOE as set forth herein.

During the term of this Power of Attorney, I hereby waive all the rights already delegated to the WFOE in this Power of Attorney in connection with My Equity Interest and may not exercise such rights on my own.

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Name:	TANG Fengheng

By:	/s/ TANG Fengheng